UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 27, 2026, Mr. Paul Taylor has assumed the positions of Chairman of the Board and Chief Executive Officer of Visium Technologies, Inc. (the “Company”). Concurrently, Mr. Cheddi Rai has been appointed Chief Technology Officer and Chief Operating Officer of the Company. Mr. Mark Lucky will continue to serve as Chief Financial Officer. These appointments form part of the Company’s strategic realignment to accelerate execution of its AI-focused business plan following the transactions described in Item 8.01 below.

Item 8.01. Other Events.

On April 27, 2026, the Company issued a press release announcing the execution of a non-binding Letter of Intent dated March 29, 2026 (the “LOI”) with the owners/holders of WXYZ Hosting LLC (FL) and AdRetreaver LLC (FL) to acquire 100% of the equity of ConnexUS AI (DE) and secure licensed access to the RAGböx.co platform. The transaction implements a dual ring-fence structure designed to achieve a surgically clean, GAAP-compliant balance sheet while isolating legacy obligations and positioning the Company for scalable growth in regulated-industry AI solutions. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

3.1	Press Release dated April 27, 2026, announcing execution of the Letter of Intent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: April 27, 2026	By:	/s/ Mark Lucky
Mark Lucky
Chief Executive Officer

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